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                                                                    EXHIBIT 99.1


                          CONSENT OF DIRECTOR NOMINEES

     I hereby consent to the reference to me in the Joint Proxy
Statement/Prospectus constituting a part of the Registration Statement on Form S-4 with which this consent is filed as a person who has been or will be nominated to serve as a director of El Paso Energy Corporation upon consummation of the merger of Sonat Inc. and El Paso Energy Corporation.

Dated: April 7, 1999

                                           /s/ Ronald L. Kuehn, Jr.
                                           ___________________________________
                                           Ronald L. Kuehn, Jr.

                                           /s/ Selim K. Zilka
                                           ___________________________________
                                           Selim K. Zilkha